SECURITIES  AND  EXCHANGE  COMMISSION

                         Washington,  D.C.  20549

                                 FORM  8-K

                              CURRENT  REPORT

                 Pursuant  to  Section  13  or  15(d)  of  the

                     Securities  Exchange  Act  of  1934


Date  of  Report  (Date  of  earliest
event  reported):  October  26,  2012

                             DISCOVERY ENERGY CORP.
                         f/k/a "Santos Resource Corp."
              (Exact name of registrant as specified in its Charter)

        Nevada                     000-53520                 98-0507846
(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of Incorporation)                                  Identification Number)

                         One Riverway Drive, Suite 1700
                              Houston, Texas 77056
                                  713-840-6495
    (Address and telephone number of principal executive offices, including zip code)

                            ________________________
                 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

     [  ]     Written  communications  pursuant to Rule 425 under the Securities
Act  (17  CFR  230.425)

     [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

     [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange  Act   (17  CFR  240.14d-2(b))

     [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The information included in Item 2.01 of this Report is also incorporated by reference into this Item 1.01 of this Report to the extent necessary.

ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS

                                    GENERAL
                                    -------

     On October 26, 2012, Discovery Energy SA Ltd (the "Subsidiary"), the Australian subsidiary of Discovery Energy Corp. (the "Company"), received from the South Australian Minister for Mineral Resources and Energy (the "Minister") the formal grant of Petroleum Exploration License (PEL) 512 in the State of South Australia (the "License"). The License covers 584,651 gross acres overlaying portions of the geological system generally referred to as the Cooper and Eromanga basins. The lands covered by the License (collectively, the "Prospect") are flanked by offset production totaling more than 4.2 million barrels since 2001. Other nearby fields have produced more than 16.3 million barrels of oil. Since the early 1980s, the oil fairway on which the Prospect sits has produced over 23.6 million barrels of oil. The Prospect features access to markets via existing and expanding pipeline capacity. During the late 1980s and again during 2005-2006, various operators in the extreme southeast corner of the Prospect drilled 11 wells. Reports filed with the South Australian government indicate that some of these wells exhibited "oil shows" but none were completed to enable production. All U.S. dollar amounts contained herein are approximate and are based on the October 25, 2012 closing quoted exchange rate of AU$0.9650/US$1.00.

                              TERMS OF THE LICENSE
                              --------------------

     The License is a "Petroleum Exploration Licence" regarding all regulated resources (including petroleum and any other substance that naturally occurs in association with petroleum) relating to the 584,651 gross acres comprising the Prospect land, provided, however, that the License does not permit using the Prospect land as a source of geothermal energy or a natural reservoir for the purpose of gas storage. The term of the License is for five years, with two further, 5-year renewal terms, subject to the provisions of the South Australian Petroleum and Geothermal Energy Act 2000.

     The License is subject to a five-year work commitment, which involves the following minimum work requirements:

     * Year 1 - geological studies and interpretation of existing seismic for a minimum indicative expenditure of AU$200,000 (US$207,260)
     * Year 2 - 250 kilometers (approximately 97 miles) of new 2D seismic acquisition for a minimum indicative expenditure of AU$1,250,000 (US$1,295,375)
     * Year 3 - 400 square kilometers (approximately 154 square miles) of new 3D seismic acquisition for a minimum indicative expenditure of AU$5,000,000 (US$5,181,500) and to drill two wells for a minimum indicative expenditure of AU$3,600,000 (US$3,730,680)
     * Year 4 - drill five wells for a minimum indicative expenditure of AU$9,000,000 (US$9,326,700)
     * Year 5 - drill five wells for a minimum indicative expenditure of AU$9,000,000 (US$9,326,700)

Failure to comply with the work program requirements could lead to the cancellation of the Licence.

     The License requires that, prior to commencing any fieldwork, the Subsidiary post a minimum security deposit of AU$50,000 (US$51,815). Moreover, the License requires the Subsidiary to maintain insurance of the types and amounts of coverage that management believes are reasonable and customary, and are the industry standard throughout Australia.

The License requires the Subsidiary to pay certain fees and production payments to the Native Title Holders in accordance with the Native Title Agreement and similar agreement discussed below. The License contains a few provisions regarding environmental matters and liabilities that management also believes are reasonable and customary, and are the industry standard throughout Australia.

      CONSIDERATION PAID IN CONNECTION WITH THE PROCUREMENT OF THE LICENSE
      --------------------------------------------------------------------

     LIBERTY PETROLEUM CORPORATION. Liberty Petroleum Corporation ("Liberty") was the winning bidder for the License. The Company entered into agreements with Liberty whereby Liberty agreed to sell the License to the Company upon its issuance. Eventually, the Company and Liberty modified their agreements so that the Company would take the direct issuance of the License in place of Liberty. For Liberty's agreements to allow the Company to be issued the License, the Company agreed to remit to Liberty the following consideration, which has a deemed value of US$3.95 million:

     * Cash in the amount of $800,000 - All of this cash amount had been paid to Liberty prior to the issuance of the License.
     * Two promissory notes with an aggregate principal amount of $650,000, one in the amount of $500,000 becoming due six months after the issuance of the License, and the other in the amount of $150,000 becoming due nine months after the issuance of the License - These notes were issued after the issuance of the License. These notes feature prepayment discounts if the Company pays the notes earlier than required. At best, these prepayment discounts could save the Company $150,000 if the notes are paid within 60 days after the License is issued.
     * Twelve million shares of the Company's common stock - All of these shares became due to Liberty after the issuance of the License, and Liberty agreed not to sell more than 10% of the shares received in any three-month period

     In addition to the preceding, Liberty was allowed to retain a 7.0% royalty interest relating to the Prospect.

     Prior to the consummation of the transactions described above, there were no material relationships between the Company or its officers, directors, affiliates, associates or shareholders, on the one hand, and Liberty or its officers, directors, affiliates, associates or shareholders, on the other hand.

     KEITH D. SPICKELMIER. Prior to the Company's agreements with Liberty, Liberty had entered into an agreement (as amended and restated, the "Liberty Agreement") with Keith D. Spickelmier, now (but not then) the Company's Chairman of the Board. This agreement granted to Mr. Spickelmier the right to negotiate an option to acquire the License upon its issuance. Per the terms of the Liberty Agreement, Mr. Spickelmier paid to Liberty a $50,000 initial deposit. In anticipation of the assignment of the Liberty Agreement to the Company, the Company paid to Liberty (a) an additional $100,000 deposit to extend the exclusive right provided for by the Liberty Agreement, and (b) an additional $200,000 deposit to modify certain terms of the Liberty Agreement, including the further extension of the exclusive right. The preceding amounts were part of the $800,000 that the Company paid to Liberty, as discussed above. Subsequent to the assignment to the Company of the Liberty Agreement and pursuant to its terms, the Company reached the agreements described above whereby the Company would take the direct issuance of the License in place of Liberty. The purchase price for the assignment of Mr. Spickelmier's rights in the Liberty Agreement is as follows:

      * $50,000 in cash - This amount was paid during the quarter ended May 31, 2012.
      * $100,000 deferred payment - Originally the preceding amount was to be paid in cash at the time that the License was issued, but to give some relief to the Company's cash needs, Mr. Spickelmier agreed to be paid this amount in the future. The Company and Mr. Spickelmier are currently discussing the terms of this deferred payment, and they intend to represent it by a promissory note.
      * Twenty million shares of the Company's common shares - These shares were issued upon the assignment of the Liberty Agreement.
      * Fifty-five million shares of the Company's common shares - These shares became due to Mr. Spickelmier and his designees (all of whom constitute other members of the Company's management) after the issuance of the License.

     NATIVE TITLE HOLDERS. As a precondition to the issuance of the License, the Company's Australian subsidiary (the "Subsidiary") entered into an agreement (the "Native Title Agreement") with representatives of the Dieri Native Title Holders (the "Native Title Holders") on behalf of the Native Title Holders, and with certain others. The Native Title Holders have certain historic rights on the lands covered by the License. The Native Title Agreement memorializes the agreement of the Native Title Holders and the Association to the issuance of the License and the Subsidiary's activities with respect to the License. In connection with the entry into the Native Title Agreement, the Subsidiary entered into a similar agreement with other Aboriginal native titleholders and claimants with respect to a comparatively small amount of land also covered by the License. For all practical purposes, the terms of this additional agreement are the same as those contained in the Native Title Agreement. In consideration of the Native Title Holders' entering into the Native Title Agreement, the Subsidiary made to them a one-time payment in the amount of AUS$75,000 (US$77,725). Throughout the term of the Native Title Agreement, the Subsidiary will be obligated to make additional payments that are described in a Current Report on Form 8-K that the Company filed with the U.S. Securities and Exchange Commission (the "Commission") on September 7, 2012.

     GOVERNMENT PAYMENT. In connection with the issuance of the License, the Company made a nominal payment (less than US$3,500) to the Government of South Australia.

                          PLANS REGARDING THE LICENSE
                          ---------------------------

     The Company plans to explore for, develop and produce oil and gas on the lands covered by the License. The Company will need to obtain additional financing or a joint venture partner before it can implement the initial phase of its current plan of operation. The Company is currently seeking in earnest such additional financing or joint venture partner. However, it can have no assurance that it will be successful in procuring either. The scope of the Company's business plan will be dictated in large part by its success in raising additional funds or procuring a joint venture partner. The failure to raise additional funds or procure a joint venture partner will preclude the Company from pursuing its business plan, as well as exposing the Company to the loss of the License.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

     The information included in Item 2.01 of this Current Report on Form 8-K regarding the two promissory notes that the Company recently issued to Liberty and the deferred payment to Mr. Spickelmier is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     The information included in Item 2.01 of this Report is also incorporated by reference into this Item 3.02 of this Report.

     The issuances of the sixty-seven million shares described in Item 2.01 of this Report are claimed to be exempt pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act. In certain cases, the offering and sale was made to members of the Company's Board of Directors or senior management.

     None of the securities the issuances of which are described in Item 2.01 of this Report were registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DISCOVERY  ENERGY  CORP.,
                              f/k/a  "Santos  Resource  Corp."
                                   (Registrant)

Date:  October  30,  2012     By:  /s/  Keith  J.  McKenzie
                              -----------------------------
                                        Keith  J.  McKenzie,
                                        Chief  Executive  Officer